                                                                               .
                                                                               .
                                                                               .
                             CPA(R) NET ASSET VALUES

         NAVS FOR W. P. CAREY'S REITS ARE BASED ON APPRAISALS CONDUCTED
                 BY AN INDEPENDENT THIRD PARTY AS OF 12/31/04.


                                                             NAV PER SHARE FOR YEAR ENDED:
                  YEARS FUND    ORIGINAL PRICE      -----------------------------------------------
                    OFFERED        PER SHARE         1999    2000    2001    2002     2003    2004
CPA(R):12         1994 - 1997       $10.00          $10.40  $10.50  $10.20  $10.60   $11.70  $12.40

CPA(R):14         1997 - 2001       $10.00                                  $10.00   $11.30  $12.10

    FOR CPA(R):12 AND CPA(R):14, APPRAISALS BEGAN WITHIN THREE YEARS OF EACH
                         PROGRAM'S FINAL CLOSING DATE.

              CPA(R):15 WILL BE APPRAISED AS OF DECEMBER 31, 2005.

 CPA:16 - GLOBAL WILL BE APPRAISED WITHIN THREE YEARS AFTER THE CLOSING OF ITS
                               ORIGINAL OFFERING.

 (W. P. CAREY LOGO) 50 Rockefeller Plaza, New York, NY 10020 - 1-800-WP CAREY -
                        www.wpcarey.com - IR@wpcarey.com

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FOR
        BROKER/DEALER USE ONLY. NOT APPROVED FOR USE AS SALES MATERIAL.